SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) July 15, 1997

                            HOME STATE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

                 Delaware                 0-22016           13-3429087
        (State or Other Jurisdiction    (Commission       (IRS Employer
               of Incorporation)        File Number)    Identification No.)

        Three South Revmont Drive, Shrewsbury, NJ          07702
        (Address of Principal Executive Offices)         (zip code)

Registrant's telephone number, including area code             (908) 935-2600

           ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

Item 4. Changes in Registrant's Certifying Accountant


     On July 15, 1997 the Registrant dismissed its independent accountants, Coopers & Lybrand L.L.P. ("C&L"). The decision to dismiss C&L was approved by the Audit Committee of the Registrant.

     In a July 15, 1997 letter to the Registrant, C&L, which had audited the Registrant's financial statements for the years ended December 31, 1993, 1994, 1995 and 1996, indicated that information has come to C&L's attention leading it to conclude that the internal controls necessary for the Registant to develop reliable financial statements do not exist; C&L is no logner able to rely on management's representations; and C&L is unwilling to be associated with the financial statements prepared by management of Registrant. Members of the Audit Committee and Board of Directors of Registrant discussed such letter with C&L on July 15, 1997. At that time, C&L expressed its intent to resign on July 16, 1997. C&L was dismissed later in the day on July 15, 1997.

     C&L's reports on the Registrant's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. However, as reported in the Registrant's Current Report on Form 8-K filed June 9, 1997, the Registrant has not filed its Form 10-Q for the first quarter of 1997 as it continues to investigate the causes for the substantial operating losses in such quarter, and was consulting with such independent accountants to determine whether there was any effect on periods previously recorded. The June 9, 1997 Form 8-K advised that until such determination is made, the Registrant's financial statements for the year ended December 31, 1996, and the related audit report by C&L thereon, should not be relied upon.

     In connection with the aforementioned investigation, C&L advised the Registrant that its reserve for insurance losses and loss adjustment expense reserves as of December 31, 1996 may have been materially misstated based upon information that was available at that date, but which had not been processed by management. The Registrant asserted, based on preliminary and incomplete information of the details of C&L's comments, that the necessary increases in reserves were primarily a result of new information obtained during the first quarter of 1997. This initial difference of opinion was discussed with management and certain members of the Audit Committee and the Board of Directors, who requested additional information from C&L. The initial difference of opinion was not resolved prior to C&L's dismissal.

     Except for the matter reported in the preceding paragraph, during the Registrant's two most recent fiscal years and the subsequent interim periods preceding C&L's dimissal, the Registrant does not know of any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     Subsequent to June 9, 1997, management discussed with C&L a possible under-accrual of reinsurance balances payable for the year ended December 31, 1995. C&L advised that, if further investigated, this matter may materially impact the fairness and reliability of the Registrant's financial statements for the years ended December 31, 1996 and December 31, 1995. The investigation was not completed prior to C&L's dismissal.

     The Registrant is currently investigating the foregoing matters.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

   16.1 Letter from Coopers & Lybrand, L.L.P. to the Securities and Exchange Commission dated July , 1997. (To be filed by amendment)


                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 22, 1997               HOME STATE HOLDINGS, INC.



                                   By: /s/ Eric A. Reehl
                                       ---------------------------------------
                                       Eric A. Reehl Executive Vice President